Exhibit 99.2

TMSR HOLDING COMPANY LIMITED AND SUBSIDIARIES

Unaudited Pro Forma Combined Balance Sheet

As of March 31, 2018

			Adjustment for
			Business		Pro Forma
	TMSR	Wuhan Host	Combination	Note	Combined
	(Unaudited)	(Unaudited)			(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$8,763,559	$236,442	$(5,200,000)	(b)	$3,800,001
Accounts receivable, net	17,672,589	195,717	-		17,868,306
Accounts receivable - related party	-	3,423	-		3,423
Notes receivable	-	97,886	-		97,886
Other receivables	55,809	6,635,676	(6,486,739)	(a)	204,746
Inventories	4,885,068	295,288	-		5,180,356
Prepayments	24,998,406	35,321	-		25,033,727
TOTAL CURRENT ASSETS	56,375,431	7,499,753	(11,686,739)		52,188,445

PROPERTY AND EQUIPMENT, NET	2,227,510	4,214,948	2,362,835	(b)	8,805,293

OTHER ASSETS
Intangible assets, net	1,176,761	745,816	1,376,397	(b)	3,298,974
Other receivables	73,575	4,777	-		78,352
Deferred tax assets	803,078	32,532	-	(b)	835,610
Goodwill	-	-	7,601,555		7,601,555
TOTAL OTHER ASSETS	2,053,414	783,125	8,977,952		11,814,491

TOTAL ASSETS	$60,656,355	$12,497,826	$(345,952)		$72,808,229

CURRENT LIABILITIES
Short term loan - bank	$2,388,278	$-	$-		$2,388,278
Third party loan	144,501	-	-		144,501
Deferred revenue	547,911	-	-		547,911
Accounts payable	179,923	230,961	-		410,884
Other payables and accrued liabilities	527,665	7,485,223	(6,486,739)	(a)	1,526,149
Other payables - related parties	1,747,771	3,884,639	-		5,632,410
Customer deposits	496,284	851,325	-		1,347,609
Taxes payable	17,892,813	27,246	-		17,920,059
TOTAL LIABILITIES	23,925,146	12,479,394	(6,486,739)		29,917,801

OTHER LIABILITIES
Third party loan - noncurrent	20,808	159,219	-		180,027
Deferred rent liabilities	86,248	-	-		86,248
TOTAL OTHER LIABILITIES	107,056	159,219	-		266,275

TOTAL LIABILITIES	24,032,202	12,638,613	(6,486,739)		30,184,076

SHAREHOLDERS' EQUITY (DEFICIENCY)
Common stock, $0.0001 par value, 200,000,000 shares authorized; 24,042,736 issued and outstanding*	2,274	-	130	(b)	2,404
Registered capital	-	750,075	(750,075)	(b)	-
Additional paid-in-capital	18,045,266	-	6,890,732	(b)	24,935,998
Statutory reserve	2,261,667	-			2,261,667
Retained earnings (accumulated deficit)	14,617,430	(935,771)			13,681,659
Accumulated other comprehensive income (loss)	1,697,516	44,909			1,742,425
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)	36,624,153	(140,787)	6,140,787		42,624,153

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)	$60,656,355	$12,497,826	$(345,952)		$72,808,229

*Giving retroactive effect to the 2 for 1 split effected on June 20, 2018

Note

(a)	To eliminate intercompany balance
(b)	To record the acquisition of Wuhan Host with purchase price of $11.2 million

TMSR HOLDING COMPANY LIMITED AND SUBSIDIARIES

Unaudited Pro Forma Combined Statement of Income and Comprehensive Income

For the Three Months Ended March 31, 2018

			Adjustment for
			Business		Pro Forma
	TMSR	Wuhan Host	Combination	Note	Combined
	(Unaudited)	(Unaudited)			(Unaudited)

REVENUES	$7,497,883	$577,491	$-		$8,075,374

COST OF REVENUES	6,740,435	392,066	-		7,132,501

GROSS PROFIT	757,448	185,425	-		942,873

OPERATING EXPENSES:
Selling, general and administrative	928,050	173,559	-		1,101,609
Recovery of doubtful accounts	(1,401,413)	-			(1,401,413)
Total operating expenses (income)	(473,363)	173,559	-		(299,804)

INCOME FROM OPERATIONS	1,230,811	11,866	-		1,242,677

OTHER INCOME (EXPENSE), NET	(1,272)	314	-		(958)

INCOME BEFORE PROVISION FOR INCOME TAXES	1,229,539	12,180	-		1,241,719

PROVISION FOR INCOME TAXES	305,925	1,827	-		307,752

NET INCOME ATTRIBUTABLE TO COMMON STOCK	923,614	10,353	-		933,967

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	996,299	(5,124)	-		991,175

COMPREHENSIVE INCOME	$1,919,913	$5,229	$-		$1,925,142

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING
Basic and diluted*	20,846,120	1,293,104			22,139,224

EARNINGS PER SHARE
Basic and diluted*	$0.04	$0.01			$0.04

*Giving retroactive effect to the 2 for 1 split effected on June 20, 2018

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TMSR HOLDING COMPANY LIMITED AND SUBSIDIARIES

Unaudited Pro Forma Combined Statement of Income and Comprehensive Income

For the Year Ended December 31, 2017

			Adjustment for
			Business		Pro Forma
	TMSR	Wuhan Host	Combination	Note	Combined
					(Unaudited)

REVENUES	$38,751,765	$2,528,970	$-		$41,280,735

COST OF REVENUES	19,234,020	2,109,643	-		21,343,663

GROSS PROFIT	19,517,745	419,327	-		19,937,072

OPERATING EXPENSES (INCOME):
Selling, general and administrative	1,804,895	436,494	-		2,241,389
Recovery of doubtful accounts	6,428,261	-			6,428,261
Impairment loss of goodwill	3,838,274				3,838,274
Total operating expenses	12,071,430	436,494	-		12,507,924

INCOME (LOSS) FROM OPERATIONS	7,446,315	(17,167)	-		7,429,148

OTHER INCOME (EXPENSE), NET	(1,278,896)	24,713	-		(1,254,183)

INCOME BEFORE PROVISION FOR INCOME TAXES	6,167,419	7,546	-		6,174,965

PROVISION (BENEFIT) FOR INCOME TAXES	1,953,942	(2,861)	-		1,951,081

NET INCOME ATTRIBUTABLE TO COMMON STOCK	4,213,477	10,407	-		4,223,884

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	1,515,092	(9,501)	-		1,505,591

COMPREHENSIVE INCOME	$5,728,569	$906	$-		$5,729,475

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING
Basic and diluted*	17,745,085	1,293,104			19,038,189

EARNINGS PER SHARE
Basic and diluted*	$0.24	$0.01			$0.22

*Giving retroactive effect to the 2 for 1 split effected on June 20, 2018

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